HEI Exhibit 99

NEWS RELEASE
August 7, 2026
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS SECOND QUARTER 2026 RESULTS

•One of Hawaiian Electric’s Largest-Ever Energy Solicitations Submitted for PUC Approval in July; Plan Would Meet Customers’ Growing Energy Needs While Modernizing Generation Fleet to Stabilize and Drive Down Costs
•Wildfire Mitigation Plan (WMP) Recovery Approved, Ensuring Critical Investments While Prioritizing Customer Affordability Through Planned Securitization
◦Recent S&P Ratings Upgrade Acknowledges Progress Made to Implement WMP and Reduce Wildfire Risk Exposure
•GAAP Net Income for the Quarter of $123 Million Includes a $101 Million1 After-tax Non-Cash Gain from Remeasuring the Remaining Wildfire Settlement Liability to Present Value. Core2 Net Income for the Second Quarter Was $22 Million Compared to $35 Million in 2025
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the second quarter of 2026 of $123 million, or $0.71 per share, compared to net income of $26 million, or $0.15 per share in the second quarter of 2025. The quarter’s results include the impact of remeasuring the remaining Maui wildfire settlement liability to present value after the settlement agreement was finalized in April, resulting in the remaining payment obligations becoming fixed under contract. Excluding Maui wildfire-related items and expenses taken in connection with the review of strategic options for Pacific Current, Core net income was $22 million, or $0.13 per share, compared to $35 million, or $0.20 per share in 2025.
Note: Throughout this release, per share values are calculated based on diluted shares.
1     $114.2 million benefit ($153.9 million pre-tax) recognized in utility expenses, net of $13.2 million ($17.7 million pre-tax) accretion recognized in interest expense.
2     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related items and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

“In June we filed our annual action plan update to our IGP, laying out immediate actions necessary to meet customers’ growing energy needs while improving reliability, resilience and affordability. These actions include using competitive procurements for all types of generation to attract the lowest pricing for customers, and on July 17 we submitted our IGP Request for Proposals to the PUC. We are seeking to procure nearly 1,650 gigawatt-hours of variable renewable energy, 465 megawatts of grid forming resources and 111 megawatts of firm generating capacity. The proposed procurement is one of our largest ever, and would help us build a portfolio that meets the requirements of reliability and lower carbon emissions at the least cost to customers,” said Scott Seu, HEI president and CEO.
“We’ve also continued progressing our Wildfire Mitigation Plan implementation, with the PUC fully approving our Wildfire Mitigation Plan costs, which we plan to securitize as we prioritize customer affordability. Our positive credit ratings trajectory has continued as another rating agency upgraded us in recent months, acknowledging the progress we’ve made reducing wildfire risk in our service territories. Stronger credit ratings ultimately lower our cost of borrowing, which directly improves customer affordability. Moving forward, we’ll continue to focus on making the investments outlined in our Wildfire Mitigation Plan, while operating efficiently and maintaining financial strength,” said Seu.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS
Hawaiian Electric’s net income for the second quarter of 2026 was $138 million compared to net income of $39 million in the second quarter of 2025, with the increase primarily driven by the following pre-tax variances (among others):
•$154 million from remeasurement of the remaining settlement liability to present value (as the remaining settlement liability was adjusted from $1.44 billion to $1.30 billion and recognized on the income statement as a reduction to expense of $154 million);
•$9 million of insurance recoveries recognized as an adjustment to the tort-related legal claims;
•$8 million in higher revenues, primarily from the annual revenue adjustment mechanism; and
•$1 million in higher interest income.
These items were partially offset by (among others):
•$23 million in higher interest expense, which includes $18 million of accretion expense related to remeasuring the remaining settlement liability to present value;

•$9 million in higher O&M (driven by higher generation, transmission and distribution costs, higher labor and employee benefits costs and higher other general and administrative costs partially offset by lower WMP expenses); and
•$2 million in higher depreciation expense.
Hawaiian Electric’s Core net income for the second quarter was $33 million compared to $42 million in 2025, with the decrease primarily driven by higher interest expense and higher O&M.
UTILITY OUTLOOK AND GUIDANCE
Hawaiian Electric continues to expect 2026 adjusted O&M excluding pension3, to significantly outpace inflation as we progress through a transitional year ahead of a 2027 rate rebasing. This is due to the following factors: higher insurance premiums, primarily reflecting the deferral treatment of wildfire insurance premiums prior to 2026; storm response expenses related to severe weather in February and March; higher vegetation management expenses; higher overhauls and station maintenance expenses as the utility prioritizes reliability; higher IT-related costs to improve cyber defenses; and higher labor and benefits costs. In addition, the maximum penalty of ~$3.7 million (pre-tax) is expected under the Fuel Cost Risk Sharing mechanism, which is recorded as a reduction of fuel revenue. Additionally, the remeasurement of the remaining wildfire settlement liability in the second quarter reduced the liability to its present value and resulted in a non-cash benefit in the quarter. This benefit will be offset over time by future interest accretion (expense) as the liability increases to the full settlement amount when payments become due. Hawaiian Electric’s proposed rate rebasing and proposed modifications to the PBR framework are intended to address many of the higher O&M costs, such as increased insurance premiums. Additionally, the Company is in the process of reprioritizing work to mitigate expense headwinds, while managing expenses to operate as efficiently as possible.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $15 million in the second quarter of 2026 compared to $13 million in the second quarter of 2025. The higher net loss for the quarter was primarily driven by lower interest income due to the lower cash balance following the first wildfire settlement payment made in April, partially offset by a lower loss related to the ongoing review of
3 Non-GAAP measure that includes other post-employment benefits and excludes pension nonservice retirement benefits. Also excludes net income neutral items (O&M covered by surcharges or covered by third parties).

strategic options for Pacific Current. Core net loss for the quarter was $10 million compared to $7 million in the same quarter of 2025, primarily due to lower interest income.
EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its second quarter 2026 consolidated financial results today at 10:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through August 14, 2026. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related items, and expenses taken in connection with HEI’s ongoing review of strategic options for Pacific Current. “Adjusted O&M excluding pension” is a non-GAAP measure which excludes pension nonservice retirement benefits and net income neutral items (consisting of O&M covered by surcharges or covered by third parties). See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.
FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2025 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure public safety, reliability and resilience. For more information, visit www.hei.com.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenues
Electric utility	$936,864	$742,482	$1,680,904	$1,480,848
Other	2,839	3,910	5,246	9,614
Total revenues	939,703	746,392	1,686,150	1,490,462
Expenses
Electric utility (includes $154 million benefit for the tort settlement remeasurement)	718,300	677,938	1,399,807	1,340,367
Other	17,189	14,707	28,752	33,928
Total expenses	735,489	692,645	1,428,559	1,374,295
Operating income (loss)
Electric utility	218,564	64,544	281,097	140,481
Other	(14,350)	(10,797)	(23,506)	(24,314)
Total operating income	204,214	53,747	257,591	116,167
Retirement defined benefits credit—other than service costs	879	919	1,758	1,836
Interest expense, net	(48,383)	(27,256)	(79,511)	(61,468)
Allowance for borrowed funds used during construction	1,997	1,462	3,702	2,879
Allowance for equity funds used during construction	4,387	3,702	8,151	7,287
Interest and dividend income	5,284	7,579	15,279	20,202
Loss on sale of a subsidiary and impairment loss on assets held for sale	(3,716)	(178)	(3,716)	(13,389)
Income before income taxes	164,662	39,975	203,254	73,514
Income tax expense	41,462	13,417	49,604	19,812
Net income	123,200	26,558	153,650	53,702
Preferred stock dividends of subsidiaries	—	473	—	946
Net income for common stock	$123,200	$26,085	$153,650	$52,756
Basic earnings per common share	$0.71	$0.15	$0.89	$0.31
Diluted earnings per common share	$0.71	$0.15	$0.89	$0.31
Weighted-average number of common shares outstanding	172,637	172,496	172,632	172,487
Weighted-average shares assuming dilution	173,222	172,655	173,353	172,832
Income (loss) for common stock by segment
Electric utility	$137,858	$39,150	$173,201	$86,966
Other	(14,658)	(13,065)	(19,551)	(34,210)
Income for common stock	$123,200	$26,085	$153,650	$52,756
Comprehensive income attributable to HEI	$123,125	$25,779	$153,501	$51,990
Return on average common equity (%) (twelve months ended)[1]			13.6	NM
1 Simple average based on income from continuing operations.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended June 30		Six months ended June 30
($ in thousands, except per barrel amounts)	2026	2025	2026	2025
Revenues	$936,864	$742,482	$1,680,904	$1,480,848
Expenses
Fuel oil	336,615	210,587	573,528	449,308
Purchased power	223,559	174,963	368,833	321,680
Other operation and maintenance	166,743	158,217	328,960	301,325
Wildfire tort-related claims	(162,383)	—	(162,383)	—
Depreciation	66,447	63,974	132,893	127,993
Taxes, other than income taxes	87,319	70,197	157,976	140,061
Total expenses	718,300	677,938	1,399,807	1,340,367
Operating income	218,564	64,544	281,097	140,481
Allowance for equity funds used during construction	4,387	3,702	8,151	7,287
Retirement defined benefits credit—other than service costs	1,049	1,052	2,099	2,103
Interest expense and other charges, net	(45,351)	(21,706)	(73,227)	(44,158)
Allowance for borrowed funds used during construction	1,997	1,462	3,702	2,879
Interest income	2,713	1,215	6,581	3,196
Income before income taxes	183,359	50,269	228,403	111,788
Income tax expense	45,501	10,620	55,202	23,824
Net income	137,858	39,649	173,201	87,964
Preferred stock dividends of subsidiaries	—	229	—	458
Net income attributable to Hawaiian Electric	137,858	39,420	173,201	87,506
Preferred stock dividends of Hawaiian Electric	—	270	—	540
Net income for common stock	$137,858	$39,150	$173,201	$86,966
Comprehensive income attributable to Hawaiian Electric	$137,811	$39,103	$173,107	$86,872
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,496	1,509	2,953	2,962
Hawaii Electric Light	260	257	518	512
Maui Electric	259	266	516	523
	2,015	2,032	3,987	3,997
Average fuel oil cost per barrel	$145.67	$100.40	$119.71	$102.56
Return on average common equity (%) (twelve months ended)[1]			15.0	3.7
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the items related to the Maui wildfires and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental Core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended June 30		Six months ended June 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related items
Pretax expenses:
Legal expenses	$3,325	$5,888	$5,232	$14,738
Outside services expense	—	11	—	135
Other expense	1,270	5,859	1,378	11,787
Interest expense	—	870	—	2,901
Pretax expenses	4,595	12,628	6,610	29,561
Insurance recoveries[2]	(7,842)	2,418	(9,174)	(4,304)
Settlement remeasurement[3]	(153,870)	—	(153,870)	—
Accretion expense[4]	17,714	—	17,714	—
Deferral of cost	—	(9,889)	—	(15,572)
Total Maui windstorm and wildfires related items, net	(139,403)	5,157	(138,720)	9,685
Pretax loss on sale of a subsidiary and asset impairment	3,716	178	3,716	13,389
Income tax expense (benefit)[5]	34,940	3,936	34,764	(632)
After-tax adjustments	$(100,747)	$9,271	$(100,240)	$22,442
1     Accounting principles generally accepted in the United States of America.
2 Includes $8.5 million recognized as an adjustment to the Wildfire tort-related claims for the three and six months ended June 30, 2026 and adjustments related to costs that are no longer probable of recovery under the insurance policies for the three and six months ended June 30, 2025. For the three and six months ended June 30, 2025, adjustments amount to $6.6 million, of which, $4.0 million was deferred to a regulatory asset and is reported on line “Deferral of cost”.
3 Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
4 Represents accretion expense related to remeasuring the remaining settlement liability.
5     Current year composite statutory tax rate of 25.75%.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities’ and Holding and Other Companies’ tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended June 30		Six months ended June 30
(in thousands)	2026	2025	2026	2025
HEI Consolidated
GAAP[1] net income (as reported)	$123,200	$26,085	$153,650	$52,756
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	2,469	4,372	3,885	10,943
Outside services expense	—	8	—	100
Other expense	943	4,350	1,023	8,752
Interest expense	—	646	—	2,154
After tax expenses	3,412	9,376	4,908	21,949
Insurance recoveries[3]	(5,823)	1,795	(6,812)	(3,196)
Settlement remeasurement[4]	(114,248)	—	(114,248)	—
Accretion expense[5]	13,153	—	13,153	—
Deferral of cost	—	(7,342)	—	(11,562)
Total Maui windstorm and wildfires related items, net (after tax)	(103,506)	3,829	(102,999)	7,191
Loss on sale of a subsidiary and asset impairment (after tax)[2]	2,759	5,442	2,759	15,251
Non-GAAP (Core) net income	$22,453	$35,356	$53,410	$75,198
GAAP Diluted earnings per share (as reported)	$0.71	$0.15	$0.89	$0.31
Non-GAAP (Core) Diluted earnings per share	$0.13	$0.20	$0.31	$0.44
1     Accounting principles generally accepted in the United States of America.
2     Current year composite statutory tax rate of 25.75%.
3    Includes $6.3 million recognized as an adjustment to the Wildfire tort-related claims for the three and six months ended June 30, 2026 and adjustments related to costs that are no longer probable of recovery under the insurance policies for the three and six months ended June 30, 2025.
4     Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
5     Represents accretion expense related to remeasuring the remaining settlement liability.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended June 30		Six months ended June 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related items
Pretax expenses:
Legal expenses	$1,109	$4,304	$2,564	$8,153
Other expense	1,116	5,792	1,116	11,487
Interest expense	—	660	—	2,412
Pretax expenses	2,225	10,756	3,680	22,052
Insurance recoveries[1,2]	(7,870)	3,620	(8,831)	556
Settlement remeasurement[3]	(153,870)	—	(153,870)	—
Accretion expense[4]	17,714	—	17,714	—
Deferral of cost[5]	—	(9,889)	—	(15,572)
Total Maui windstorm and wildfires related items, net	(141,801)	4,487	(141,307)	7,036
Income tax expense (benefits)[6]	36,514	(1,156)	36,387	(1,812)
After-tax adjustments	$(105,287)	$3,331	$(104,920)	$5,224
Hawaiian Electric consolidated net income
GAAP[7] net income (as reported)	$137,858	$39,150	$173,201	$86,966
Excluding special items related to the Maui windstorm and wildfires (after tax)[6]:
Legal expenses	824	3,195	1,904	6,053
Other expense	828	4,300	828	8,529
Interest expense	—	490	—	1,791
After tax expenses	1,652	7,985	2,732	16,373
Insurance recoveries[1,2]	(5,844)	2,688	(6,557)	413
Settlement remeasurement[3]	(114,248)	—	(114,248)	—
Accretion expense[4]	13,153	—	13,153	—
Deferral of cost[5]	—	(7,342)	—	(11,562)
Total Maui windstorm and wildfires related items, net (after tax)	(105,287)	3,331	(104,920)	5,224
Non-GAAP (Core) net income	$32,571	$42,481	$68,281	$92,190

Twelve months ended June 30	2026	2025
Ratios (%)
Based on GAAP - Return on average equity[8]	15.0	3.7
Based on Non-GAAP (core) - Return on average equity[8,9]	5.7	7.2
1 Includes $8.5 million recognized as an adjustment to the Wildfire tort-related claims for the three and six months ended June 30, 2026.
2 Pretax insurance recoveries includes adjustments related to costs that are no longer probable of recovery under the insurance policies. For the three and six months ended June 30, 2025, adjustments amount to $6.6 million, of which, $4.0 million was deferred to a regulatory asset and is reported on line “Deferral of cost”.
3 Represents an adjustment related to remeasuring the remaining settlement liability at present value in accordance with Accounting Standards Codification Topic 835-30 Imputation of Interest.
4 Represents accretion expense related to remeasuring the remaining settlement liability.
5    Pursuant to the PUC order received on February 12, 2025, deferral accounting treatment limited to insurance premiums and outside services and legal costs associated with the asset-based lending facility credit agreement incurred in 2025 was granted. Applicable amounts were deferred to a regulatory asset.
6    Current year composite statutory tax rate of 25.75%.
7     Accounting principles generally accepted in the United States of America.
8     Simple average.

9     Calculated as non‑GAAP adjusted net income divided by average non-GAAP adjusted common equity. Non-GAAP adjusted common equity excludes cumulative impact of Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax) and the Utilities’ assigned equity interests of GLST1, effective March 31, 2025, which totals $287.3 million and remains unchanged through March 2026. The equity interests were adjusted down to nil in April 2026 as first installment payment of settlement liability was made.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended June 30		Six months ended June 30
(in thousands)	2026	2025	2026	2025
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$2,216	$1,584	$2,668	$6,585
Outside services expense	—	11	—	135
Other expense	154	67	262	300
Interest expense	—	210	—	489
Pretax expenses	2,370	1,872	2,930	7,509
Insurance recoveries	28	(1,202)	(343)	(4,860)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	2,398	670	2,587	2,649
Pretax loss on sale of a subsidiary and asset impairment	3,716	178	3,716	13,389
Income tax expense (benefits)[1]	(1,574)	5,092	(1,623)	1,180
After-tax adjustments	$4,540	$5,940	$4,680	$17,218

Holding and Other Companies net loss
GAAP[2] net loss (as reported)	$(14,658)	$(13,065)	$(19,551)	$(34,210)
Excluding special items related to the Maui windstorm and wildfires (after tax)[1]:
Legal expenses	1,646	1,177	1,981	4,890
Outside services expense	—	8	—	100
Other expense	115	50	195	223
Interest expense	—	156	—	363
Maui windstorm and wildfires related expenses (after tax)	1,761	1,391	2,176	5,576
Insurance recoveries	20	(893)	(255)	(3,609)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	1,781	498	1,921	1,967
Loss on sale of a subsidiary and asset impairment	2,759	5,442	2,759	15,251
Non-GAAP (Core) net loss	$(10,118)	$(7,125)	$(14,871)	$(16,992)
1     Current year composite statutory tax rate of 25.75%.
2     Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.